Exhibit 99.1

www.e2open.com

Press Release

E2open Names Andrew Appel as New Chief Executive Officer

Proven, growth-focused enterprise software CEO assumes helm following interim leadership

AUSTIN, Texas – Feb. 14, 2024 – E2open Parent Holdings, Inc. (NYSE: ETWO), the connected supply chain SaaS platform with the largest multi-enterprise network, today announces the appointment of Andrew Appel as its new chief executive officer. Appel has served as e2open’s interim CEO since October, bringing over 25 years of executive leadership experience, most recently as president and CEO of software and business intelligence leader IRI for nearly a decade.

“On behalf of the board, I am pleased to welcome Andrew as e2open’s CEO,” said Chinh E. Chu, chairman of the e2open board of directors. “Andrew has demonstrated admirable leadership in prioritizing the key focus areas for the company, with a collaborative and strong customer-first approach. He is keenly focused on delivering value and accelerating impact for our clients, and we are excited about the early results under his leadership. After conducting a thorough executive search, we are confident that Andrew is the right person to lead the business forward. His business acumen combined with our talented executive team will lead e2open to achieve new levels of growth while creating expanded value for clients and shareholders alike.”

Appel is an accomplished business leader, CEO, and trusted advisor with extensive experience in the technology industry as well as proven expertise in business strategy, innovation, and growth. During his tenure at IRI (now Circana), a leading provider of big data, software, predictive analytics, and insights for the world’s top fast-moving consumer goods brands, retailers, and media companies, he oversaw the launch of multiple transformative initiatives that repositioned the company as the innovation and market leader. Prior to joining IRI, he served as chief revenue officer of Accretive Health, chief operating officer of Aon, and was a senior partner at McKinsey & Company. Appel was an active e2open advisory board member for more than a year before being named interim, and now permanent CEO.

"I am honored to assume the permanent leadership role at e2open,” said Appel. “During my tenure, I’ve gained a profound understanding of the invaluable impact e2open brings to companies managing the world's most intricate supply chains. We have a clear, unique, and significant opportunity to re-accelerate our company’s growth and make a tangible difference not only for our customers’ businesses, but also in the dynamic global supply chain software landscape, at a pivotal time when companies must navigate constant change with agility and efficiency. Our commitment is to empower our clients to build the most resilient, robust, sustainable, and connected supply chains of the future – businesses that can thrive in any environment. We will demonstrate transformative impact with integrated cloud-based technology, data, and networks that make e2open a leading, innovative organization in our space while redefining industry performance and surpassing client expectations. Leading the charge with the talented and collaborative people of e2open is a privilege.”

About e2open

E2open is the connected supply chain software platform that enables the world’s largest companies to transform the way they make, move, and sell goods and services. With the broadest cloud-native global platform purpose-built for modern supply chains, e2open connects more than 480,000 manufacturing, logistics, channel, and distribution partners as one multi-enterprise network tracking over 15 billion transactions annually. Our SaaS platform anticipates disruptions and opportunities to help companies improve efficiency, reduce waste, and operate sustainably. Moving as one.™ Learn More: www.e2open.com.

9600 Great Hills Trail, Suite 300E, Austin, TX 78759 | Tel. 1.512.425.3500 | e2open.com
Copyright © E2open, LLC. All rights reserved. CONFIDENTIAL

E2open and “Moving as one.” are the registered trademarks of E2open, LLC. All other trademarks, registered trademarks and service marks are the property of their respective owners.

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Contacts

Media Contact:

5W PR for e2open

e2open@5wpr.com

718.757.6144

Investor Relations Contact:

Dusty Buell

dusty.buell@e2open.com

investor.relations@e2open.com

Corporate Contact:

Kristin Seigworth

VP Communications, e2open

kristin.seigworth@e2open.com

pr@e2open.com

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9600 Great Hills Trail, Suite 300E, Austin, TX 78759 | Tel. 1.512.425.3500 | e2open.com
Copyright © E2open, LLC. All rights reserved. CONFIDENTIAL